Exhibit 99.2

Investor Relations Conference
Call November 26, 2007

With the exception of historical information, the matters
discussed in this presentation are forward looking statements that involve a number of risks and uncertainties. The actual results of the Company could differ significantly from those statements. Factors that could cause or contribute to such
differences include, but are not limited to: continuing demand for the Company’s products, competitive factors, the Company’s
ability to finance future growth, the Company’s ability to produce and market new products in a timely fashion, the Company’s
ability to continue to attract and retain skilled personnel, and the
Company’s ability to sustain or improve current levels of
productivity. Further information on the Company’s risk factors is contained in the Company’s quarterly and annual reports and
filed with the Securities and Exchange Commission.
Safe Harbor Statement Under the
Private Securities Litigation Reform
Act of 1995

Introduction and Welcome
▪

Introduction and Welcome
▪

Agenda
–

Fiscal year 2007 summary
–

Strategy going forward
–

Questions and Answers

Fiscal year 2007 Summary
▪

Gross revenues = $8.86 MM (up over 51%)
▪

SG&A = $3.46 MM (39% of sales, down from 51%)
▪

R&D = $0.81 MM (up from $0.45 MM)
▪

Income Before Income Taxes = $2.6 MM (up 195% from $0.89 MM)
–

Income tax estimates were too low for the 2nd and 3rd quarters due to a communication error with last year’s tax accountants - a spreadsheet showing
    Net Operating Loss (NOL) Carry Forward for California income tax was not updated to reflect NOL used up last year
–

Our tax accountants are not the same people as our financial accountants, and they only review 10K’s, not 10Q’s. Our CFO and financial accountants customarily assume the previous year’s tax rate to be a reasonable estimate for the current year, which has worked well for the ten years we’ve been public.
    Clearly, we’ll be paying close attention to this from now on!
▪

Net Earnings = $1.54 MM ($0.08/FD share) (up 127%)
▪

Cash flow = +$2.85 MM (cash at 8/31 = $4.54 MM, up from $1.69 MM)

Progress
▪

ADMET Predictor/ADMET Modeler
–

New model to predict binding affinity of potential
   new drug molecules to HIV integrase was released
–

Improvements to ADMET Modeler increase speed
   and model quality
–

Tighter integration of ADMET Predictor with both
   GastroPlus (released) and ClassPharmer (nearing
   release)
–

SBIR grant awarded in July ($100K), Phase II
   proposal now in preparation (potential $750K)

Progress - 2
▪

ClassPharmer
–

Numerous improvements added in response to customer
   requests
–

Site license by one of the world’s largest pharmaceutical
   companies after a short evaluation
–

Initial molecule design capabilities released earlier this year
–

Enhanced molecule design capabilities nearing release
▪

DDDPlus
–

Sales increasing steadily, with customers now in U.S., Europe,
   Japan, and India, including two licenses at the FDA
–

Improvements to the physical models as well as user interface continue at a steady pace

Progress - 3
▪

GastroPlus
–

Flagship product and biggest money maker
–

“Gold standard” in the industry, with far more licenses than any competitor
–

Funded collaboration with a major pharmaceutical company
   continues to advance the state-of-the-art in this area
–

Funded collaboration/study contract with one pharmaceutical
   company provided access to high quality data to add absorption via the oral cavity in a beta release
–

Significant increase in consulting contracts using GastroPlus to assist pharmaceutical companies of all sizes in analyzing
   preclinical and clinical data

Progress - 4
▪

Words+ subsidiary
–

New Say-it! SAM PDA-based communication system
   developed, nearing release (injection molding issues
   held up project for several months - now resolved)
–

New vocabularies for SAM communication software
   developed, nearing release
–

Microsoft Vista™ versions of our software were
   developed and released
–

More cost-effective method of converting dedicated
   communication systems to general-purpose systems
   was developed and is now shipping

Miscellaneous
▪

Life Sciences staff has been expanded and we are
   currently seeking two more scientists
▪

CEO’s employment contract renewed for two years
   effective September 1
–

Salary increased, bonus eliminated at CEO’s request
–

Net effect is savings of up to $75,000/year
▪

CEO purchased airplane and is using it at his own
   expense for business purposes. Company does not
   pay any portion of purchase or operating costs.
   Expected savings in travel costs in the tens of
   thousands

Strategy Going Forward
▪

Expand product line and services
–

Pharmaceutical software
▪

Continue to enhance current products
▪

Complete MembranePlus™ (put on hold two years ago)
▪

Seek opportunities to partner and/or acquire new products
▪

Continue to seek SBIR funds
–

Pharmaceutical consulting services
▪

Expanded Simulation Technologies team is handling growing
   demand for consulting services
–

Words+ subsidiary
▪

Seek and complete strategic acquisitions
▪

Look for SBIR funding opportunities that fit our expertise
▪

Continue to forge collaborative relationships within
   academia, government, and industry organizations
▪

Continue aggressive marketing and sales activities in
    both companies

Summary
▪

Company is strong and growth is expected to continue
▪

Product line is first-class, but we’re not sitting still. All products will continue to be enhanced both in response to customer requests and to expand the utility of our products to new users.
▪

$4.5 MM in cash and no debt
▪

Acquisitions are in the works (although there can be no assurances that they will be completed)
▪

Growing dedicated and extremely talented workforce working to grow the product lines in both businesses
▪

Expanding marketing and sales efforts in both businesses
▪

Guidance for FY2008: We expect sustained strong growth in FY2008. Our revenues guidance policy is to provide as optimistic a number as we comfortably can, but we don’t want to put a number out that is too low or too high. Because we expect acquisitions in both sides of the business to have a significant effect on the coming year’s revenues, we’re going to hold off on providing guidance until they are resolved. We hope to have news on these in December and/or
     January.
▪

Slides available by e-mail on request through info@simulations-plus.com

Questions?